UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 23, 2013

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street Suite 201 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Nelnet, Inc. (the “Company”) held its 2013 annual shareholders' meeting on May 23, 2013. At the meeting, the following proposals were submitted to a vote of our shareholders, with the voting results indicated below:

Proposal 1: Election of Directors. Our shareholders elected the following eight directors to hold office until the 2014 annual meeting of shareholders and until their successors have been duly elected or appointed.

	For	Against	Abstain	Broker Non-Votes
Michael S. Dunlap	138,477,003	839,419	92,213	2,598,748
Stephen F. Butterfield	130,560,428	8,755,027	93,180	2,598,748
James P. Abel	138,867,166	446,957	94,512	2,598,748
William R. Cintani	136,730,675	2,583,137	94,823	2,598,748
Kathleen A. Farrell	139,052,326	261,652	94,657	2,598,748
Thomas E. Henning	137,739,869	1,574,109	94,657	2,598,748
Kimberly K. Rath	132,677,536	6,636,441	94,658	2,598,748
Michael D. Reardon	138,753,433	561,115	94,087	2,598,748

Proposal 2: Ratification of the appointment of KPMG LLP. Our shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
141,489,053	420,417	97,913	—

Proposal 3: Advisory vote on executive compensation. Our shareholders approved, by an advisory vote, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
139,125,690	185,578	97,367	2,598,748

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 23, 2013
NELNET, INC.
By:     /s/ TERRY J. HEIMES

Name:	Terry J. Heimes

Title:	Chief Financial Officer